Exhibit 11
                         MARATHON FINANCIAL CORPORATION

Computation of Weighted Average Shares Outstanding and Earnings Per Share Shares Outstanding End of Month - 3rd Quarter

                                        1998                          1997
                                        ----                          ----
July                                  2,060,983                     2,055,983
August                                2,060,983                     2,055,983
September                             2,060,983                     2,055,983
                                ----------------           -------------------
                                      6,182,949                     6,167,949

           Divided by:                 3 months                      3 months
                                       --------                      --------

                                      2,060,983                     2,055,983
                                ================           ===================

Add Dilutive Shares                      49,739                        43,419

                                      2,110,722                     2,099,402
                                ================           ===================

Net Income                             $353,270                      $268,026
                                ================           ===================

Net Income Per Share - Basic
   and Assuming Dilution                  $0.17                         $0.13
                                ================           ===================

Shares Outstanding End of Month - Year-to-date:

                                           1998                          1997
                                           ----                          ----
January                               2,055,983                     1,863,495
February                              2,055,983                     1,863,495
March                                 2,055,983                     1,865,495
April                                 2,055,983                     1,868,495
May                                   2,055,983                     1,888,167
June                                  2,059,610                     2,055,983
July                                  2,060,983                     2,055,983
August                                2,060,983                     2,055,983
September                             2,060,983                     2,055,983
                                ----------------           -------------------
                                     18,522,474                    17,573,079

           Divided by                  9 months                      9 months
                                       --------                      --------

                                      2,058,053                     1,952,564
                                ================           ===================

Add Dilutive Shares                      55,249                        30,927

                                      2,113,302                     1,983,491
                                ================           ===================

Net Income                             $975,596                      $763,217
                                ================           ===================

Net Income Per Share-Basic                $0.47                         $0.39
                                ================           ===================
Net Income Per Share-
   Assuming Dilution                      $0.46                         $0.38
                                ================           ===================